                                                               Exhibit 4(f)

                                                                     [CONFORMED]
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                           THE TOLEDO EDISON COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),

                                                          TRUSTEE.

                            ------------------------

                      FORTY-FOURTH SUPPLEMENTAL INDENTURE

                           DATED AS OF JULY 14, 1995

                            ------------------------

             (SUPPLEMENTAL TO INDENTURE DATED AS OF APRIL 1, 1947)

                            ------------------------

                 FIRST MORTGAGE BONDS, 7 3/4% SERIES DUE 2020-A

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

                               TABLE OF CONTENTS

                                                           PAGE
                                                         ---------
PARTIES..................................................      1
RECITALS.................................................      1
FORM OF BOND OF THIS SERIES..............................      4
GRANTING CLAUSES.........................................     13
                            ARTICLE I
         CREATION AND DESCRIPTION OF BONDS OF THIS SERIES
SECTION 1.   Creation of Bonds of this Series, limit on
               amount issuable...........................     13
SECTION 2.   Interest Rates, Computation and Payment
               Dates.....................................     13
SECTION 3.   Place and coin of payment...................     13
SECTION 4.   Denominations...............................     14
SECTION 5.   Transfer and Exchange.......................     14
SECTION 6.   Record date for payment of interest.........     14
SECTION 7.   Date of Bonds of this Series................     15
SECTION 8.   Authentication of Bonds of this Series
               by Trustee................................     15
                            ARTICLE II
                REDEMPTION OF BONDS OF THIS SERIES
SECTION 1.   Bonds of this Series redeemable.............     15
SECTION 2.   Mandatory redemption provisions.............     16
SECTION 3.   Certain provisions of Original Indenture
               applicable to redemption of Bonds of this
               Series....................................     17
SECTION 4.   Bondholder agrees to accept payment of Bonds
               of this Series redeemed prior to
               maturity..................................     17

                                                           PAGE
                                                         ---------
                           ARTICLE III
           PAYMENT DEEMED MADE OF BONDS OF THIS SERIES
SECTION 1.   Upon surrender of Authority Bonds
               purchased.................................     17
SECTION 2.   Upon payment of Authority Bonds.............     18
SECTION 3.   Surrender and cancellation of Bonds of this
               Series....................................     18
                            ARTICLE IV
                           THE TRUSTEE
SECTION 1.   The Trustee accepts trust created by
               Forty-fourth Supplemental Indenture.......     18
SECTION 2.   Agency of the Company other than the
               Trustee...................................     19
SECTION 3.   Trustee advises Company of notations
               provided for in Article III...............     19
                            ARTICLE V
                     MISCELLANEOUS PROVISIONS
SECTION 1.   Ratification and approval of Original
               Indenture as supplemented.................     19
             Covenants of Original Indenture, except as
               modified, continue in effect..............     19
SECTION 2.   Forty-fourth Supplemental Indenture may be
               executed in counterparts..................     20
TESTIMONIUM CLAUSE.......................................     20
SIGNATURES AND SEALS.....................................    S-1
ACKNOWLEDGMENTS..........................................    S-2
RECORDING AND FILING DATA................................    R-1

     FORTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of July 14, 1995, between THE TOLEDO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association existing under the laws of the United States of America, with its head office at 1 Chase Manhattan Plaza, The City of New York (hereinafter called the "Trustee"), as Trustee.

                                    RECITALS

     The Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (hereinafter referred to as the "Original Indenture") to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 2 7/8% Series due 1977, being the initial series of bonds issued under the Original Indenture; and

     The Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, September 1, 1948, April 1, 1949, December 1, 1950 and March 1, 1954 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

     The Chase Manhattan Bank was converted into a national banking association under the name The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of The Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, have not been affected, so that The Chase Manhattan Bank (National Association) is vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said The Chase Manhattan Bank under the Indenture, with like effect as if originally named as Trustee therein; and

     The Company has heretofore executed and delivered to the Trustee 37 Supplemental Indentures dated, respectively, as follows: Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth, August 1, 1972, Tenth, November 1, 1973, Eleventh, July 1, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1, 1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth, March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth, August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth, January 1, 1993, Forty-first, September 15, 1994, Forty-second, May 1, 1995 and Forty-third, June 1, 1995 supplementing the Original Indenture (The Original Indenture, all the aforementioned Supplemental Indentures, this Forty-fourth Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the "Indenture" and this Forty-fourth Supplemental Indenture is hereinafter called "this Supplemental Indenture"); and

     Pursuant to the provisions of the Indenture, the Company has issued 50 series of bonds in the aggregate principal amount of $2,273,400,000, of which 29 series (including the Bonds of the 1977 Series issued pursuant to the Original Indenture) in the aggregate principal amount of $1,145,800,000 are no longer outstanding and of which additional portions, aggregating $36,875,000 in principal amount, of 4 other series have been retired; and

     The Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

     Under Article 3 of the Original Indenture, the Company is authorized to issue additional bonds upon the terms and conditions expressed in the Original Indenture; and

     The Company proposes to create one new series of First Mortgage Bonds to be designated as First Mortgage Bonds, 7 3/4% Series due 2020-A (hereinafter called the "Bonds of this Series"), with the denominations, rate of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

     The Bonds of this Series are to be issued by the Company and delivered to the Authority Trustee (hereinafter defined) to evidence and secure its obligation to pay to the Beaver County Industrial Development Authority (hereinafter called the "Authority") a portion of the Company's share of the purchase price for certain air and water pollution control facilities and sewage and solid waste disposal facilities used in connection with the operation of Beaver Valley Power Station Unit 2, a nuclear powered generating unit located in Shippingport, Pennsylvania (hereinafter called the "Project Facilities"), such portion being in an amount equal to the principal amount of the Authority Bonds (hereinafter defined) issued pursuant to the Beaver Valley Pollution Control Facilities Agreement dated as of April 1, 1974, among the Authority, the Company, The Cleveland Electric Illuminating Company, Duquesne Light Company, Ohio Edison Company and Pennsylvania Power Company; and

     That portion of the Company's share of the cost of the Project Facilities was originally financed with proceeds from the sale by the Authority of $35,000,000 principal amount of Beaver County Industrial Development Authority Pollution Control Revenue Bonds, 1985 Series B (The Toledo Edison Company Beaver Valley Project) (hereinafter called the "Prior Authority Bonds"). The Prior Authority Bonds are to be refunded from the proceeds of one series of Collateralized Pollution Control Revenue Refunding Bonds, Series 1995-A (The Toledo Edison Company Beaver Valley Project) (hereinafter called the "Authority Bonds") to be issued pursuant to a Trust Indenture, dated as of July 15, 1995 (hereinafter called the "Authority Trust Indenture"), between the Authority and Society National Bank, as trustee, (hereinafter called the "Authority Trustee"), and the Bonds of this Series are to be assigned by the Authority to the Authority Trustee as security for the payment of the principal of and premium, if any, and interest on the Authority Bonds and are to be delivered by the Company on behalf of the Authority directly to, and registered in the name of, the Authority Trustee; and

     The Company, by appropriate corporate action, has duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Bonds of this Series and of specifying the form, provisions and particulars thereof as in said Original Indenture, as amended, provided or permitted, including the issuance only of fully registered Bonds, and of giving to the Bonds of this Series the protection and security of the Indenture; and

     The text of the Bonds of this Series is to be substantially in the form following:

                         [FORM OF BOND OF THIS SERIES]

                           THE TOLEDO EDISON COMPANY

                 FIRST MORTGAGE BOND, 7 3/4% SERIES DUE 2020-A
                                DUE MAY 1, 2020

No. OA-                                                             $

     THE TOLEDO EDISON COMPANY, an Ohio corporation (hereinafter called the Company), for value received, hereby promises to pay to
             , or registered assigns, the principal sum of Dollars or the aggregate unpaid principal amount hereof (as shown on the Schedule of Payments hereon), whichever is less, on May 1, 2020, at its office or agency in The City of New York, or, so long as the registered owner of this Bond is the Authority Trustee (hereinafter defined), at the agency of the Company in the City of Cleveland, State of Ohio, and semiannually on the same dates as interest is payable on the Authority Bonds (hereinafter defined; each such date hereinafter called an interest payment date) and to pay interest on the unpaid principal amount hereof to the registered owner hereof at said office or agencies at the rate per annum specified in the title of this Bond, until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (hereinafter defined). Except as hereinafter provided, this Bond shall bear interest from the interest payment date next preceding the date of this Bond to which interest has been paid, unless this Bond is dated on an interest payment date, in which case from the date hereof; or unless this Bond is dated prior to the first interest payment date in respect hereof, in which case from July 15, 1995, and except that if this Bond is delivered on a transfer or exchange of or in substitution for one or more Bonds of this Series (hereinafter defined) it shall bear interest from the last preceding date to which interest shall have been paid on the Bond or Bonds of this Series in respect of which this Bond is delivered (except that if this Bond is dated between the record date (hereinafter defined) for any interest payment date and such interest payment date, then from such interest payment date; provided, however, that if the Company shall default in the payment of interest due on such interest payment date, then from the next preceding interest payment date to which interest has been paid on the Bonds of this Series, or if such interest payment date is the first interest payment date for Bonds of this Series, then from July 15, 1995). The interest so payable on any interest payment date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the record date, which shall be the "Regular Record Date" as defined in the Authority Trust Indenture (hereinafter defined), applicable to the regular interest payment date of any Bond of this Series, if it were an "Interest Payment Date" as defined in the Authority Trust Indenture. Both the principal of and the interest on this Bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

     This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the Original Indenture), made by the Company to The Chase National Bank of the City of New York (The Chase Manhattan Bank (National Association), successor), as Trustee (hereinafter called the Trustee), and by certain indentures supplemental thereto, including the Forty-fourth Supplemental Indenture dated as of July 14, 1995 (the Original Indenture and said indentures supplemental thereto herein collectively called the Indenture and said Forty-fourth Supplemental Indenture hereinafter called the Supplemental Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest, or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

     This Bond is one of a series of Bonds designated as the First Mortgage Bonds, 7 3/4% Series due 2020-A, of the Company (herein called Bonds of this Series) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $35,000,000 and issued under and secured by the Supplemental Indenture. The Bonds of this Series have been issued by the Company and delivered to the Authority Trustee to evidence and secure its obligation to pay to the Beaver County Industrial Development Authority (hereinafter called the Authority) a portion of the Company's share of the purchase price for certain air and water pollution control facilities and sewage and solid waste disposal facilities used in connection with the operation of Beaver Valley Power Station Unit 2, a nuclear powered generating unit located in Shippingport, Pennsylvania (hereinafter called the Project Facilities), such portion being in an amount equal to the principal of the Authority Bonds issued pursuant to the Beaver Valley Pollution Control Facilities Agreement dated as of April 1, 1974, among the Authority, the Company, The Cleveland Electric Illuminating Company, Duquesne Light Company, Ohio Edison Company and Pennsylvania Power Company. That portion of the Company's share of the cost of the Project Facilities was originally financed with proceeds from the sale by the Authority of certain bonds, which were refunded from the proceeds of one series of Collateralized Pollution Control Revenue Refunding Bonds, Series

1995-A (The Toledo Edison Company Beaver Valley Project) (herein called the Authority Bonds) issued pursuant to a Trust Indenture, dated as of July 15, 1995 (herein called the Authority Trust Indenture), between the Authority and Society National Bank, as trustee, (herein called the Authority Trustee). The Bonds of this Series have been assigned by the Authority to the Authority Trustee as security for the payment of the principal of and premium, if any, and interest on the Authority Bonds and have been delivered by the Company on behalf of the Authority directly to, and registered in the name of, the Authority Trustee.

     In the event any Authority Bonds shall be surrendered to the Authority Trustee or other person for cancellation pursuant to the Authority Trust Indenture (except upon exchange for other Authority Bonds), Bonds of this Series equal in principal amount to such Authority Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the Schedule of Payments hereon by one of the agencies of the Company hereinabove specified and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of (or premium, if any) or interest on any Authority Bonds shall be paid or deemed to be paid, an equal amount of principal (or premium, if any) or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of this Series equal to the aggregate principal amount of such Authority Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the Schedule of Payments hereon by one of the agencies of the Company hereinabove specified and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) this Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph. When any such payment of principal of this Bond is made, this Bond shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

     In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Bonds of this Series in autho-rized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

     The Bonds of this Series are subject to mandatory redemption by the Company prior to maturity, upon not less than 30 days prior notice, in whole or in part at any time, all as more fully provided in Section 1 of Article II of the Supplemental Indenture, in the event the Company exercises its option to direct the redemption of Authority Bonds pursuant to Section 4.01(a) of the Authority Trust Indenture, and an equivalent principal amount of Authority Bonds are being concurrently called for redemption, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     The Bonds of this Series are also subject to mandatory redemption by the Company prior to maturity at any time (a) in whole upon notice of the occurrence of an event of default under the Authority Trust Indenture and of the acceleration of the payment of the principal of the Authority Bonds or (b) in whole or in part upon a final determination by any federal judicial or administrative authority that interest on the Authority Bonds is includable for federal income tax purposes in the gross income of the holders of the Authority Bonds (other than because a holder is a "substantial user" of the Project Facilities or a "related person" thereof, as those terms are used in Section 147(a) of the Internal Revenue Code of 1986, as amended) and an equivalent amount of Authority Bonds are being concurrently called for redemption, in each case as provided in Section 2 of Article II of the Supplemental Indenture, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     The Bonds of this Series are also subject to mandatory redemption by the Company prior to stated maturity, all as more fully provided in Section 1 of
Article II of the Supplemental Indenture, in whole or in part, on any date on or after November 1, 2005, in the event that and to the extent that the Company exercises its option to direct the redemption of Authority Bonds pursuant to the Authority Trust Indenture, and an equivalent principal amount of Authority

Bonds are being concurrently called for redemption, at redemption prices, plus accrued and unpaid interest if any, to the redemption date as follows:

                                                REDEMPTION PRICE
                                                 (EXPRESSED AS A
                                                   PERCENTAGE
               REDEMPTION PERIODS            OF THE PRINCIPAL AMOUNT
                (DATES INCLUSIVE)                BEING REDEEMED)
    ----------------------------------------------------------------
    November 1, 2005 through October 31, 2006        102             %
    November 1, 2006 through October 31, 2007        101
    November 1, 2007 and thereafter                 100

     Any redemption of the Bonds of this Series shall be made in accordance with the applicable provisions of Sections 5.02, 5.03, 5.04 and 5.05 of the Original Indenture, unless and to the extent waived in writing by the registered owner or owners of all Bonds of this Series and such waiver is filed with the Trustee.

     If this Bond shall be called for redemption and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereon from and after the date of redemption fixed in the notice thereof.

     The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

     This Bond is transferable by the registered owner hereof in person or by his or her duly authorized attorney at the office or agency of the Company in The City of New York, upon surrender and cancellation of this Bond, and thereupon a new fully registered Bond or Bonds of this Series and maturity, for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This Bond, alone or with other Bonds of this Series and maturity, may in like manner be exchanged at such office or agency for one or more new fully registered Bonds of this Series and maturity, in authorized denominations, of the same aggregate principal amount. Upon each such transfer, exchange and re-exchange, the Company will not require the payment of any charges, other than for any tax or other governmental charge required to be paid by the Company in connection therewith. In the event less than all of the Bonds of this Series at the time outstanding are called for redemption, the Company shall not be required (a) to register any transfer or make any exchange of any such Bond for a period of 15 days before the mailing of the notice of redemption of any such Bond, (b) to register any transfer or make any exchange of any such Bond so called for redemption in its entirety, or (c) to register any transfer or make any exchange of any portion of any such Bond so called for redemption.

     No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

     This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Chase Manhattan Bank (National Association) or its successor, as Trustee under the Indenture.

     IN WITNESS WHEREOF, THE TOLEDO EDISON COMPANY has caused this Bond to be signed in its name by its President or a Vice-President, manually or in facsimile, and its corporate seal to be impressed or imprinted hereon and attested by a manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated

                                   THE TOLEDO EDISON COMPANY

                                   By
                                                                 Vice President.

Attest:

                    Secretary.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION), AS TRUSTEE

                                   By
                                                             Authorized Officer.

                         [FORM OF SCHEDULE OF PAYMENTS]
                              SCHEDULE OF PAYMENTS

                                                                     AGENCY OF
                                                                        THE
                                UNPAID                                COMPANY
                PRINCIPAL     PRINCIPAL     PREMIUM     INTEREST       MAKING      AUTHORIZED
    DATE         PAYMENT        AMOUNT      PAYMENT      PAYMENT      NOTATION       OFFICER      TITLE
------------    ----------    ----------    --------    ---------    ----------    -----------    ------

                      [END OF FORM OF BOND OF THIS SERIES]

     All conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms and to make the Bonds of this Series, when duly executed by the Company and authenticated and delivered by the Trustee, and duly issued, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as hereinafter provided, as follows:

                                   ARTICLE I
                CREATION AND DESCRIPTION OF BONDS OF THIS SERIES

     SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 7 3/4% Series due 2020-A (such bonds herein referred to as the "Bonds of this Series"). The Bonds of this Series shall be limited to an aggregate principal amount of $35,000,000, excluding any Bonds of this Series which may be authenticated in exchange for or in lieu of or in substitution for or on transfer of other Bonds of this Series pursuant to any provisions of the Original Indenture or of this Supplemental Indenture. The Bonds of this Series shall be substantially in the form hereinbefore recited.

     SECTION 2. All Bonds of this Series shall mature May 1, 2020 and shall bear interest from July 15, 1995 at the rate of 7 3/4% per annum payable semiannually on the same dates as interest is payable on the Authority Bonds.

     SECTION 3. Both principal and interest shall be payable, so long as the registered owner of the Bonds of this Series is the Authority Trustee, at the agency of the Company in the City of Cleveland, State of Ohio, but if and when the registered owner of the Bonds of this Series is not the Authority Trustee, shall be payable at the office or agency of the Company in The City of New York; and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

     SECTION 4. The Bonds of this Series shall be issued only as fully registered Bonds in denominations of $100,000 and any integral multiple thereof.

     SECTION 5. Bonds of this Series shall be transferable and exchangeable for other Bonds of the same series at the office or agency of the Company in The City of New York, in the manner and upon the terms set forth in sec. 2.05 of the Original Indenture, but notwithstanding the provisions of sec. 2.08 of the Original Indenture, no charge shall be made upon any transfer or exchange of Bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. In the event less than all of the Bonds of this Series at the time outstanding are called for redemption, the Company shall not be required (a) to register any transfer or make any exchange of any such Bond for a period of 15 days before the mailing of the notice of redemption of any such Bond, (b) to register any transfer or make any exchange of any such Bond so called for redemption in its entirety, or (c) to register any transfer or make any exchange of any portion of any such Bond so called for redemption.

     SECTION 6. The person in whose name any Bond of this Series is registered at the close of business on any record date (as defined in the text of the Form of Bond of this Series set forth in this Supplemental Indenture) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds of this Series issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of Bonds of this Series not less than 10 days preceding such record date, which record date shall be not more than 15 days prior to the subsequent interest payment date.

     SECTION 7. Except as provided in this Article I, every Bond of this Series shall be dated and shall bear interest as provided in sec. 2.04 of the Original Indenture; provided, however, that, so long as there is no existing default in the payment of interest on said Bonds, the holder of any Bond of this Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such Bond shall bear interest from the interest payment date next preceding the date of such Bond to which interest has been paid or, if the Company shall be in default with respect to the interest due on the first interest payment date of such Bond, then from July 15, 1995.

     SECTION 8. The Bonds of this Series may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

                                   ARTICLE II
                       REDEMPTION OF BONDS OF THIS SERIES

     SECTION 1. The Bonds of this Series shall, in the manner provided in
Article 5 of the Original Indenture, be subject to redemption by the Company prior to maturity, as follows:

          (a) In the event the Company exercises its option to direct the redemption of Authority Bonds upon the occurrence of any of the events described in Section 4.01(a) of the Authority Trust Indenture, in whole or in part, in each case at a redemption price of 100% of the principal amount, plus accrued interest to the date fixed for redemption; or

          (b) In whole or in part on any date on or after November 1, 2005, in the event that and to the extent that the Company exercises its option to direct the redemption of Authority Bonds pursuant to Section 4.01(c) of the Authority Trust Indenture, at redemption prices equal to the following percentages of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption:

                                                REDEMPTION PRICE
                                                 (EXPRESSED AS A
                                                   PERCENTAGE
               REDEMPTION PERIODS            OF THE PRINCIPAL AMOUNT
                (DATES INCLUSIVE)                BEING REDEEMED)
    ----------------------------------------------------------------
    November 1, 2005 through October 31,
      2006...................................        102             %
    November 1, 2006 through October 31,
      2007...................................        101
    November 1, 2007 and thereafter..........        100

     Any redemption under this Section 1 shall occur only upon receipt by the Trustee of a certificate of the Company to the effect that (i) the Company has given notice to the Authority Trustee that the Company is exercising its option to direct redemption of Authority Bonds as provided in Section 4.01(a) or 4.01(c) of the Authority Trust Indenture and (ii) an equivalent principal amount of Authority Bonds are being currently called for redemption. Such certificate shall specify the principal amount of the Bonds of this Series to be redeemed, shall have attached to it a copy of said notice to the Authority Trustee and shall specify the redemption date of such Bonds of this Series, which redemption date shall not be less than 45 days from the date of the Trustee's receipt of such certificate and shall be the same as the redemption date specified in the attached notice for the Authority Bonds being concurrently redeemed.

     SECTION 2.(a) The Bonds of this Series shall be subject to mandatory redemption by the Company in whole at any time prior to maturity if the Trustee shall receive a written demand from the Authority Trustee for redemption of all Bonds of this Series held by the Authority Trustee, stating that an "event of default" under the Authority Trust Indenture has occurred and is continuing and that payment of the principal of the Authority Bonds has been accelerated; provided, however, that the Bonds of this Series shall not be redeemed under this Section 2(a) in the event that prior to the date fixed for redemption: (i) the Trustee shall have received a certificate of the Authority Trustee (a) stating that there has been a waiver of such acceleration or (b) withdrawing said written demand, or (ii) if an event of default under Section 9.01 of
Article 9 of the Original Indenture shall have occurred and be continuing, there has been an acceleration of the principal of the Bonds of this Series. Any such redemption shall be made on a date selected by the Company not more than 45 days after receipt of the written demand at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     (b) The Bonds of this Series shall also be subject to special mandatory redemption by the Company in whole or in part at any time at a redemption price of 100% of the principal amount thereof, plus accrued interest to the date fixed for redemption, at the earliest practicable date selected by the Authority Trustee, after consultation with the Company, but in any event no later than 180 days following the Authority Trustee's notification of a Determination of Taxability (as defined in the Authority Trust Indenture). Any special mandatory redemption hereunder shall be made only upon receipt by the Trustee of a certificate of the Company to the effect that the Company is delivering moneys to redeem Bonds of this Series in order to provide the Authority Trustee with the moneys needed to redeem Authority Bonds in accordance with Section 4.01(b) of the Authority Trust Indenture. Such certificate shall specify the principal amount of Authority Bonds to be redeemed and the redemption date of the Bonds of this Series, which date shall be the same as the redemption date for the Authority Bonds being concurrently redeemed.

     SECTION 3. The provisions of sec.5.02, sec.5.03, sec.5.04 and sec.5.05 of the Original Indenture shall be applicable to Bonds of this Series, provided that upon deposit with the Trustee of money to redeem Bonds of this Series, such money shall be immediately available for payment.

     SECTION 4. The holder of each and every Bond of this Series issued hereunder hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article II.

                                  ARTICLE III
                  PAYMENT DEEMED MADE OF BONDS OF THIS SERIES

     SECTION 1. In the event any Authority Bonds shall be purchased by the Company and surrendered by it to the Authority Trustee for cancellation or shall be otherwise surrendered to the Authority Trustee for cancellation pursuant to the Authority Trust Indenture (except upon exchange for other Authority Bonds), Bonds of this Series equal in principal amount and maturity to the Authority Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such Bonds of this Series shall be noted by an agency of the Company on the Schedule of Payments on such Bonds of this Series and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Bonds of this Series shall have been surrendered to and cancelled by the Trustee as provided in Section 3 of this
Article III.

     SECTION 2. In the event and to the extent the principal of or premium, if any, or interest on any Authority Bonds shall be paid out of funds held by the Authority Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal of or premium, if any, or interest on, as the case may be, Bonds of this Series shall be deemed to have been paid, but in the case of such payments of principal on such Bonds of this Series, only when and to the extent that (a) such payment of the principal amount of such Bonds of this Series shall be noted by an agency of the Company on the Schedule of Payments on such Bonds of this Series and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Bonds of this Series shall have been surrendered to and cancelled by the Trustee as provided in Section 3 of this Article III.

     SECTION 3. When payment of any principal amount of a Bond of this Series shall be deemed to have been made as provided in Section 1 or 2 of this Article III, the registered owner thereof shall surrender such Bond to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in said Section. All Bonds of this Series which shall be deemed to have been paid in full as provided in said Section 1 or 2 shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same. In the event that part of a Bond of this Series shall be deemed to have been paid as provided in said Section 1 or 2, the registered owner may at its option surrender such Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds of this Series in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Bond.

                                   ARTICLE IV
                                  THE TRUSTEE

     SECTION 1. The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

     SECTION 2. The Company shall cause any agency of the Company, other than the Trustee, which it may appoint from time to time to act as such agency in respect of the Bonds of this Series, to execute and deliver to the Trustee an instrument in which such agency shall:

          (a) Agree to keep and maintain, and furnish to the Trustee from time to time as reasonably requested by the Trustee, appropriate records of all transactions carried out by it as such agency and to furnish the Trustee such other information and reports as the Trustee may reasonably require; and

          (b) Certify that it is eligible for appointment as such agency and agree to notify the Trustee promptly if it shall cease to be so eligible;

provided, however, that the Company, in lieu of causing any such agency to furnish such an instrument, may make such other arrangements with the Trustee in respect of any such agency as shall be satisfactory to the Trustee.

     SECTION 3. The Trustee shall advise the Company, promptly, in writing of the notation or receipt of written notice of notation on or cancellation of any Bond of this Series provided for in Article III of this Supplemental Indenture.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

     SECTION 1. The Original Indenture, as heretofore supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the Indenture. All terms defined in Article 1 of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said Article 1 specified, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture and unless the context otherwise requires.

     SECTION 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, The Toledo Edison Company has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf and The Chase Manhattan Bank (National Association), as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, an Assistant Secretary or a Corporate Trust Officer, for and in its behalf, all as of the day and year first above written.

                                      THE TOLEDO EDISON COMPANY

                                      By             G.R. LEIDICH
                                                   Vice President
[SEAL]

Attest:

            J.T. PERCIO
             Secretary

Signed, sealed and acknowledged on behalf of The Toledo Edison Company in the presence of

PATRICIA BARKEY
Patricia Barkey

SONDRA CLARKE
Sondra Clarke

           As witnesses

                                               THE CHASE MANHATTAN BANK
                                               (NATIONAL ASSOCIATION),
                                                     as Trustee,

                                      By              VALERIE DUNBAR
                                                     Vice President
Attest:

           KATHLEEN PERRY
      Corporate Trust Officer

Signed, sealed and acknowledged on behalf of The Chase Manhattan Bank
   (National Association)
in the presence of

ELSIE TASSINI
Elsie Tassini

LYNN M. FITZPATRICK
Lynn M. Fitzpatrick

           As witnesses

[SEAL]

STATE OF OHIO       )
COUNTY OF CUYAHOGA  ) ss:

     On this 19th day of July, 1995, before me personally appeared GARY R. LEIDICH and J. T. PERCIO to me personally known, who being by me severally duly sworn, did say that they are a Vice President and the Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.
                                                        AMY B. MCCABE

                                                        Notary Public
                                                        Amy B. McCabe
                                                Notary Public, State of Ohio
                                                 Recorded in Cuyahoga County
                                              My commission expires October 23,
                                      1999


 STATE OF NEW YORK   )                                                [SEAL]
COUNTY OF NEW YORK   ) ss:

     On this 20th day of July, 1995, before me personally appeared VALERIE DUNBAR and KATHLEEN PERRY to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Corporate Trust Officer, respectively, of The Chase Manhattan Bank (National Association), that the seal affixed to the foregoing instrument is the corporate seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said association.

                                                      MARGARET M. PRICE

                                                        Notary Public
                                                      Margaret M. Price
                                              Notary Public, State of New York
                                                       No. 24-4980599
                                                  Qualified in Kings County
                                              Commission Expires April 22, 1997
                                                                         [SEAL]

THIS INSTRUMENT PREPARED BY BRUCE T. ROSENBAUM, ATTORNEY AT LAW.

     This page contains information as to recording and filing which was not set forth in this Supplemental Indenture at the time of execution. This page is not a part of this Supplemental Indenture.

                           RECORDING AND FILING DATA

     This Supplemental Indenture was filed for record and recorded in the record of mortgages in the offices of the Recorders of the following Counties:

                                                                   FILED FOR
         COUNTY                VOLUME         PAGE(S)               RECORD
-------------------------    ----------     ------------     ---------------------
Ohio
  Belmont................        640             910        July 28, 1995
  Defiance...............        325             897        July 28, 1995
  Erie...................        231             889        July 28, 1995
  Fulton.................        330             847        July 28, 1995
  Henry..................        270            1145        July 28, 1995
  Lake...................       1140             694        July 28, 1995
  Monroe.................         14             847        July 28, 1995
  Ottawa.................        458             806        July 28, 1995
  Paulding...............        293             520        July 28, 1995
  Putnam.................        581             107        July 28, 1995
  Sandusky...............        481             245        July 28, 1995
  Seneca.................        514               9        July 28, 1995
  Williams...............        351             941        July 28, 1995
  Wood...................       1018             415        July 28, 1995
Pennsylvania
  Beaver.................       1378             927        July 28, 1995

                                     MICROFICHE
                           ------------------------------
  Lucas, Ohio..........              95-1488C03             July 28, 1995

     An amendment to a previously filed financing statement and a counterpart of this Supplemental Indenture were filed in the office of the Secretary of the Commonwealth of Pennsylvania on July 28, 1995 under original or amendment file number 07851362, microfilm number 24521576, to comply with the filing requirements of the Pennsylvania enactment of the Uniform Commercial Code.